UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2010

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-142383 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Special Bonus Plan

On October 28, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of GT Solar International, Inc. (the “Company”) approved a special payment to all participants under the fiscal year 2011 Executive Incentive Program (the “Fiscal 2011 EIP”).  This special payment will be deducted from the full-year bonus payment the participant would be entitled to under the Fiscal 2011 EIP or the Company’s Section 162(m) Performance Incentive Plan (the “162(m) Plan’’) for fiscal year 2011, such payment to be made after the end of fiscal year 2011 and to be determined in accordance with the applicable plans.  If the special payment made on October 28, 2010 is greater than the amount the participant would have received under such plans, the participant will be entitled to keep the entire special payment (but will not receive any additional payments under either plan).

The table below sets forth the special payment for each of the Company’s named executive officers (other than Richard Johnson) receiving such payment under the Fiscal 2011 EIP:

Name	Title	Special Payment
Thomas Gutierrez	President and Chief Executive Officer	$325,000
Richard Gaynor	Vice President and Chief Executive Officer	$105,600
David Gray	Vice President and General Manager, Photovoltaic, North America and Europe	$105,208
Hoil Kim	Vice President, Chief Administrative Officer, General Counsel and Secretary	$98,957

Base Salary Increases

On October 28, 2010, the Compensation Committee approved increases in annual base salaries for certain of the Company’s named executive officers.  As a result, the base salary of the following named executive officers increased, such increase to be retroactively effective to October 1, 2010:

Named Executive Officer	Salary effective April 3, 2010	Salary effective October 1, 2010
Thomas Gutierrez	$550,000	$650,000
Richard Gaynor	$320,000	$352,000
David Gray	$327,750	$350,693
David Keck	$236,250	$307,125
Hoil Kim	$314,150	$329,858

Bonus Target Increase

On October 28, 2010, the Compensation Committee approved an increase in the aggregate target bonus opportunity under the Fiscal 2011 EIP and 162(m) Plan for fiscal 2011 for Hoil Kim, a named executive officer, from 50% to 60% of Mr. Kim’s base salary.

Management Incentive Program for Fiscal 2011

On October 28, 2010, our executive management team approved a fiscal year 2011 Management Incentive Program (the “MIP Program”).  The MIP Program is effective for the Company’s fiscal year ending April 2, 2011 (“Fiscal Year 2011”) and is administered by our executive management team.  Our executive management team determines the employees of the Company eligible to participate in the MIP Program.  The amount, if any, payable to each participant shall be determined by our executive management team after the conclusion of Fiscal Year 2011 and following the receipt of the Company’s audited financial statements by its independent accountants, but a bonus may be paid prior to such time in the sole determination of the executive management team.  The bonus payment for a participant will (i) be determined in reference to a target bonus level for such participant calculated as a percentage of the participant’s base salary and specified in a notice provided to such participant, and (ii) equal the sum of (A) a financial performance component based on operating income (as defined in the MIP Program) weighted 50%, (B) a financial performance component based on ending cash balance  (as defined in the MIP Program) weighted 25% and (C) a management by objective (“MBO”)  component (based upon such participant’s achievement of certain performance objectives) weighted 25%.  The portion of the bonus that is based on achievement of operating income and ending cash balance is calculated as follows: the applicable payment increases linearly so that the participant will receive a 0% payment if the Company achieves 85% or less of the target; a 100% payment if the Company achieves 100% of each target and a 200% payment if the Company achieves 110% or more of the target, but in no event will any participant in the MIP Program be eligible to receive more than a 200% payment. Each calculation comprising the bonus is independent of the other; provided that no bonus will be paid if the Company achieves operating income or ending cash balance that is less than 50% of the target operating income or target ending cash balance.  Our executive management team retains discretionary authority to adjust the MBO component of the bonus up or down based upon an evaluation of the participant’s performance and contribution during the plan year.  The individual performance objectives for such participant are determined by our executive management team upon consultation with the participant and other parties.  The MIP Program imposes certain limits on the participant’s bonus payment and in no event shall a participant’s be entitled to a payment if they are not employed by the Company on April 2, 2011.

On October 28, 2010, the Compensation Committee authorized, and the executive management team approved, a special payment to all participants under the MIP Program. The special payment, which was also paid on October 28, 2010, is equal to one-half of each participant’s target bonus opportunity under the MIP Program.  This special payment will be deducted from the full-year bonus payment the participant would be entitled to under the MIP Program for fiscal year 2011, such payment to be made after the end of fiscal year 2011, as determined in accordance with the MIP Program.  If the special payment made on October 28, 2011 is greater than the amount the participant would have received under the MIP Program, the participant will be entitled to keep the entire special payment (but will not receive any additional payments under the MIP Program.  Richard E. Johnson, our Vice President of Finance and Chief Accounting Officer and a named executive officer, is a participant in the MIP Program and received a special payment of $51,000.

A copy of the MIP Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the MIP Program is qualified in its entirety to the terms and provisions of the MIP Program as attached hereto.

Compensation Arrangements with Richard Johnson

On October 28, 2010, our executive management team approved an amendment to the terms of a letter agreement between the Company and Richard E. Johnson dated January 28, 2008, providing that upon termination of Mr. Johnson’s employment with the Company under certain circumstances, and upon satisfaction of certain conditions, Mr. Johnson would be entitled to his base salary and continued benefits for six months following such termination.

A copy of the amendment to Mr. Johnson’s letter agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of amendment to Mr. Johnson’s letter agreement is qualified in its entirety to the terms and provisions of such amendment as attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Management Incentive Program FY 2011.

10.2	Amendment to Mr. Johnson’s employment letter agreement dated as of October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date: November 3, 2010	Hoil Kim
Vice President, Chief Administrative Officer, General Counsel and Secretary